UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): January 29, 2007


                           The New York Times Company
             (Exact name of Registrant as specified in its charter)


        New York                           1-5837               13-1102020
(State or other jurisdiction            (Commission           (I.R.S. Employer
    of incorporation)                   File Number)         Identification No.)


229 West 43rd Street, New York, New York                             10036
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (212) 556-1234


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02       Results of Operations and Financial Condition

         On January 31, 2007, The New York Times Company (the "Company") issued a press release announcing the Company's earnings for the 2006 fiscal year and fourth quarter. On January 31, 2007, the Company also issued a press release announcing the Company's revenues for December 2006. Copies of these press releases are furnished as exhibits to this Form 8-K and are incorporated by reference herein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

         On January 29, 2007, the Audit Committee and management of the Company concluded that the Company's previously issued financial statements reflected certain reporting errors principally relating to pension and benefits plans established pursuant to collective bargaining agreements between the Company and its subsidiaries and The New York Times Newspaper Guild (the "Plans").

         The reporting errors arose primarily from the Company's treatment of the two Plans since inception in 1965 and 1981, respectively, as multi-employer plans. The Plans' participants include employees of The New York Times and a Company subsidiary, as well as employees of the Plans' administrator. The Company has concluded that, under generally accepted accounting principles, the Plans should have been accounted for as single-employer plans. The main effect of the change is that the Company must account for the present value of projected future benefits to be provided under the Plans. Previously, the Company had recorded the expense of its annual contributions to the Plans. While the change will increase the Company's reported expense, it will not materially increase the Company's funding obligations.

         The Audit Committee and Company management have concluded that solely due to the effects of the reporting errors described above, the Company's previously issued annual financial statements included in its Form 10-K for the year ended December 25, 2005, and in prior years, the related reports of its independent registered public accounting firm, and its interim financial statements for the quarters ended March 26, 2006, June 25, 2006, and September 24, 2006, should not be relied upon.

         The Company intends to file restated financial statements in one or more future filings with the Securities and Exchange Commission. The Company is evaluating the effect of this matter on its internal control over financial reporting and disclosure controls and procedures.

         The impact of the restatement will not be material from an income and cash flows statement perspective but will be material from a balance sheet perspective. The Company estimates that, as of December 25, 2005, assets will increase approximately $30 million, liabilities will increase approximately $100 million (net of deferred taxes) and stockholders' equity will decrease by approximately $70 million. The restatement will also reflect the effect of other unrecorded adjustments previously determined to be immaterial but now considered material when combined with the errors related to the Plans.

         The Audit Committee has discussed the matters related to this restatement with the Company's independent registered public accounting firm, Deloitte & Touche LLP.

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Item 9.01       Financial Statements and Exhibits

        (d)     Exhibits

Exhibit 99.1 The New York Times Company Earnings Press Release dated January 31, 2007
Exhibit 99.2 The New York Times Company December Revenues Press Release dated January 31, 2007



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE NEW YORK TIMES COMPANY


Date: January 31, 2007                  By: /s/  Kenneth A. Richieri
                                            ------------------------
                                            Kenneth A. Richieri
                                            Vice President and General Counsel



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                                  Exhibit List

Exhibit 99.1 The New York Times Company Earnings Press Release dated January 31, 2007
Exhibit 99.2 The New York Times Company December Revenues Press Release dated January 31, 2007